Exhibit 99.1

Kaltura Announces Financial Results for Third Quarter 2021

NEW YORK, November 3, 2021-- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced reported financial results for the third quarter ended September 30, 2021, as well as outlook for the fourth quarter and full year 2021.

“We are excited to report earnings for the second time as a public company, with total revenue, subscription revenue, and Annualized Recurring Revenue each growing at or above 40% year-over-year.  In a world reshaped by the pandemic, video technology and experiences have become mission critical, and Kaltura is uniquely positioned to harness this opportunity as a long-time leader in the Enterprise Video Content Management market and a strong recent entrant into the Meeting Solutions and Virtual Event spaces,” said Ron Yekutiel, Co-founder, Chairman and Chief Executive Officer of Kaltura. “We are especially excited to see the strong demand for our newer products that power ‘meetings with purpose’ – Virtual Events, Webinars, and Virtual Classrooms.  Our ability to power tightly integrated and easily customized on-demand, live, and real-time video experiences at great scale and quality make us ideally suited to address specialized meeting experiences and virtual events for enterprises.”

Third Quarter 2021 Financial Highlights:

•	Revenue for the third quarter of 2021 was $43.0 million, an increase of 40% compared to $30.6 million for the third quarter of 2020.

•	Subscription revenue for the third quarter of 2021 was $37.7 million, an increase of 40% compared to $26.9 million for the third quarter of 2020.

•	Annualized Recurring Revenue (ARR) for the third quarter of 2021 was $151.7 million, an increase of 41% compared to $107.3 million for the third quarter of 2020.

•
Gross profit for the third quarter of 2021 was $27.8 million, representing a gross margin of 65%, compared to a gross profit of $18.1 million and gross margin of 59% for the third quarter of 2020. Gross profit for the third quarter of 2021 includes the impact of $0.2 million in stock-based compensation expenses, $0.1 million in amortization of acquired intangible assets, and $0.2 million in depreciation expenses. Gross profit for the third quarter of 2020 includes the impact of $0.1 million in stock-based compensation expenses, $0.2 million in amortization of acquired intangible assets, and $0.7 million in depreciation expenses.

•
Operating loss was $5.9 million for the third quarter of 2021, compared to a loss of $4.4 million for the third quarter of 2020. Operating loss for the third quarter of 2021 includes the impact of $3.7 million in stock-based compensation expenses, $0.2 million in amortization of acquired intangible assets, $0.4 million in depreciation expenses, and $0.8 million in gain on sale of property and equipment. Operating loss for the third quarter of 2020 includes the impact of $1.0 million in stock-based compensation expenses, $0.3 million in amortization of acquired intangible assets, $0.8 million in depreciation expenses, and $4.0 million in abandonment of data center equipment costs.

•
Net loss was $25.2 million or $0.26 per diluted share for the third quarter of 2021, compared to a net loss of $6.4 million, or $0.38 per diluted share, for the third quarter of 2020. Net loss for the third quarter of 2021 includes the impact of $3.7 million in stock-based compensation expenses, $0.2 million in amortization of acquired intangible assets, $0.4 million in depreciation expenses, $0.8 million in gain on sale of property and equipment and $16.8 million in expense from remeasurement of warrants to fair value. Net loss for the third quarter of 2020 includes the impact of $1.0 million in stock-based compensation expenses, $0.3 million in amortization of acquired intangible assets, $0.8 million in depreciation expenses, and $4.0 million in abandonment of data center equipment costs.

•
Adjusted EBITDA was ($2.3) million for the third quarter of 2021, compared to adjusted EBITDA of $1.7 million for the third quarter of 2020. Adjusted EBITDA excludes stock-based compensation expenses, the amortization of acquired intangible assets, depreciation expenses, abandonment costs, gain on sale of property and equipment, financial expenses, and the provision for income taxes.

•	Net cash used in operating activities was ($5.7) million for the third quarter of 2021, compared to $4.9 million provided by operating activities in the third quarter of 2020.

Third Quarter 2021 Business Highlights:

•	Another robust quarter of bookings
•	Forecasted average annual salesforce productivity is tracking on plan
•	Net Dollar Retention Rate of 117%, up from 111% in the third quarter of 2020
•
Kaltura positioned as a Visionary in 2021 Gartner® Magic QuadrantTM for Meeting Solutions, ranking 4th in the ‘External Presentation’ Use Case, and 5th in the ‘Learning and Training’ and ‘Webinar’ Use Cases in the Gartner 2021 Critical Capabilities for Meeting Solutions companion report

•	Continued product development work towards launch of our next generation virtual event platform and towards launching low-touch and self-serve products

Financial Outlook:

For the fourth quarter of 2021, Kaltura currently expects:

•	Revenue to be in the range of $41.2 million to $43.2 million
•	Adjusted EBITDA to be negative in the range of $9.5 million to $7.5 million
•	Weighted average basic and diluted shares to be approximately 126.7 million

For the full year ending December 31, 2021, Kaltura currently expects:

•	Revenue to be in the range of $163.5 million to $165.5 million
•	Adjusted EBITDA to be negative in the range of $14.1 million to $12.1 million
•	Weighted average basic and diluted shares to be approximately 70.7 million

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expenses, financial expenses (income), net, and provision for income tax. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on current expectations relating to COVID-19 and its variants.

Adjusted EBITDA is a non-GAAP financial measure. Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measure to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on November 3, 2021 to review its third quarter 2021 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	855-327-6838
International Toll:	+1-604-235-2082
Conference ID:	10016963

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

GARTNER and MAGIC QUADRANT are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s Research & Advisory organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations; capital expenditures;  industry and market conditions and trends; and general business conditions, including as a result of the pandemic related to COVID-19 and its variants.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the ongoing pandemic related to COVID-19 and its variants; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; and the other risks under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended  June 30, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA is useful in evaluating the performance of our business. We define EBITDA as net profit (loss) before interest expense, net, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses, abandonment costs, gain from sale of property and equipment, and other operating expenses. Adjusted EBITDA is a supplemental measure of our performance, is not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Adjusted EBITDA is presented because we believe that it provides useful supplemental information to investors and analysts regarding our operating performance and is frequently used by these parties in evaluating companies in our industry. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses Adjusted EBITDA as a supplemental measure of our performance because it assists us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use EBITDA and Adjusted EBITDA as described above, EBITDA and Adjusted EBITDA have significant limitations as analytical tools. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 59% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Condensed Consolidated Balance Sheet (USD in thousands)

	September 30, 2021	December 31, 2020 (as restated)
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$179,740	$27,711
Trade receivables	24,190	17,134
Prepaid expenses and other current assets	7,826	2,769
Deferred contract acquisition and fulfillment costs, current	8,702	5,848

Total current assets	220,458	53,462

NON-CURRENT ASSETS
Property and equipment, net	8,243	4,147
Other assets, noncurrent	2,371	3,564
Deferred contract acquisition and fulfillment costs, noncurrent	23,202	15,876
Intangible assets, net	2,127	2,835
Goodwill	11,070	11,070

Total non-current assets	47,013	37,492

TOTAL ASSETS	$267,471	$90,954

LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long-term loans	$2,295	$1,000
Current portion of long-term lease liabilities	525	1,738
Trade payables	4,418	5,045
Employees and payroll accruals	20,540	16,275
Accrued expenses and other current liabilities	17,212	11,251
Deferred revenue	63,014	47,685

Total current liabilities	108,004	82,994

NON-CURRENT LIABILITIES
Deferred revenue, noncurrent	1,750	1,858
Long-term loans, net of current portion	58,992	47,160
Other liabilities, noncurrent	2,386	2,706
Warrants to purchase preferred and common stock	-	56,780

Total non-current liabilities	63,128	108,504

TOTAL LIABILITIES	$171,132	$191,498

Condensed Consolidated Balance Sheet (USD in thousands)

	September 30, 2021	December 31, 2020 (as restated)
	(Unaudited)

COMMITMENTS AND CONTINGENCIES (NOTE 6)

Convertible preferred stock, $ 0.0001 par value per share, 0 and 1,043,778 shares authorized, issued and outstanding as of September 30, 2021, and December 31, 2020, respectively; aggregate liquidation preference of 0 and $1,921 as of September 30, 2021, and December 31, 2020, respectively;	-	1,921
Redeemable convertible preferred stock, $ 0.0001 par value per share, 0 and 15,968,831 shares authorized as of September 30, 2021, and December 31, 2020, respectively; 0 and 15,779,322 issued and outstanding as of September 30, 2021, and December 31, 2020, respectively; aggregate liquidation preference of 0 and $185,425 as of September 30, 2021, and December 31, 2020, respectively;	-	158,191

Total mezzanine equity	-	160,112

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value per share, 20,000,000 and 0 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 issued and outstanding as of September 30, 2021 and December 31, 2020	-	-
Common stock, $ 0.0001 par value per share, 1,000,000,000 and 157,500,000 shares authorized as of September 30, 2021, and December 31, 2020, respectively; 134,261,190 and 33,153,112 shares issued as of September 30, 2021 and December 31, 2020, respectively; 126,576,000 and 25,467,922 shares outstanding as of September 30, 2021 and December 31, 2020, respectively;	13	2
Treasury stock – 7,685,190 shares of common stock, $0.0001 par value per share, as of September 30, 2021 and December 31, 2020	(4,881)	(4,881)
Additional paid-in capital	407,915	8,388
Receivables on account of stock	-	(882)
Accumulated deficit	(306,708)	(263,283)

Total stockholders’ equity (deficit)	96,339	(260,656)

TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCKS AND STOCKHOLDERS’ EQUITY (DEFICIT)	$267,471	$90,954

Condensed Consolidated Statements of Operations (USD in thousands, except per share amounts)

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
	(Unaudited)

Revenue:

Subscription	$37,675	$26,888	$106,483	$75,061
Professional services	5,309	3,720	15,817	10,202

Total revenue	42,984	30,608	122,300	85,263

Cost of revenue:

Subscription	9,629	7,700	29,524	19,736
Professional services	5,538	4,814	16,847	13,982

Total cost of revenue	15,167	12,514	46,371	33,718

Gross profit	27,817	18,094	75,929	51,545

Operating expenses:

Research and development	12,363	7,275	35,050	20,543
Sales and marketing	11,257	6,651	31,942	21,451
General and administrative	10,070	8,579	27,457	16,762
Other operating expenses	-	-	1,724	-

Total operating expenses	33,690	22,505	96,173	58,756

Operating loss	5,873	4,411	20,244	7,211

Financial expenses, net	17,780	1,525	18,432	12,809

Loss before provision for income taxes	23,653	5,936	38,676	20,020
Provision for income taxes	1,497	498	4,749	2,404

Net loss	25,150	6,434	43,425	22,424

Preferred stock accretion	-	3,107	6,672	8,716
Redemption of redeemable convertible preferred stock upon initial public offering	1,569	-	1,569	-

Net loss attributable to common stockholders	$26,719	$9,541	$51,666	$31,140

Net loss per share attributable to common stockholders, basic and diluted	$0.26	$0.38	$1.00	$1.26

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	102,938,814	25,217,473	51,647,683	24,790,067

Stock-based compensation included in above line items:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)

Cost of revenues	$168	$63	$635	$208
Research and development	528	256	2,252	681
Sales and marketing	438	341	1,641	788
General and administrative	2,602	373	8,382	1,152

Total	$3,736	$1,033	$12,910	$2,829

Depreciation and Amortization expenses included in above line items:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)
Cost of revenues	$287	$833	$950	$2,434
Research and development	88	73	230	226
Sales and marketing	178	136	506	414
General and administrative	41	40	109	103

Total	$594	$1,082	$1,795	$3,177

Revenue by Segment (USD in thousands)

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
	Unaudited
Enterprise, Education and Technology	$30,410	$21,001	$87,966	$56,169
Media and Telecom	12,574	9,607	34,334	29,094
Total Revenue	$42,984	$30,608	$122,300	$85,263

Gross Profit by Segment (USD in thousands)

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
	Unaudited
Enterprise, Education and Technology	$22,157	$15,046	$62,057	$41,226
Media and Telecom	5,660	3,048	13,872	10,319
Gross Profit	$27,817	$18,094	$75,929	$51,545

Condensed Consolidated Statements of Cash Flows (USD in thousands)

	Nine months ended September 30,
	2021	2020
	(Unaudited)
Cash flows from operating activities:

Net loss	$(43,425)	$(22,424)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and abandonment costs	1,795	7,146
Stock-based compensation expenses	12,910	2,829
Amortization of deferred contract acquisition and fulfillment costs	5,082	2,988
Change in valuation of warrants to purchase preferred and common stock	15,046	10,034
Non-cash interest expenses	267	104
Non-cash expenses with respect to stockholders’ loans	882	-
Gain on sale of property and equipment	(757)	-
Changes in operating assets and liabilities:
Increase in trade receivables	(7,055)	(8,561)
Decrease (increase) in prepaid expenses and other current assets and other assets, noncurrent	(4,937)	196
Increase in deferred contract acquisition and fulfillment costs	(15,262)	(7,934)
Increase in trade payables	849	104
Increase in accrued expenses and other current liabilities	4,055	3,654
Increase in employees and payroll accruals	4,265	4,149
Increase (decrease) in other liabilities, noncurrent	(306)	458
Increase in deferred revenue	15,221	8,977

Net cash provided by (used in) operating activities	(11,370)	1,720

Cash flows from investing activities:

Net cash acquired in business combination	-	383
Purchases of property and equipment	(1,580)	(708)
Proceeds from sale of property and equipment	642	-
Capitalized internal-use software	(2,753)	(1,255)
Purchase of intangible assets	(79)	(89)

Net cash used in investing activities	(3,770)	(1,669)

Cash flows from financing activities:

Proceeds from initial public offering, net of underwriting discounts and commissions	160,425	-
Payment related to the conversion of Series F redeemable convertible preferred stock upon initial public offering	(1,569)	-
Proceeds from long term loans, net of debt issuance cost	41,915	2,000
Repayment of long-term loans	(29,083)	-
Principal payments on finance leases	(1,329)	(1,842)
Proceeds from exercise of options by employees	661	63
Payment of deferred offering costs	(4,087)	-

Net cash provided by financing activities	166,933	221

Increase in cash, cash equivalents and restricted cash	151,793	272
Cash, cash equivalents and restricted cash at the beginning of the period	28,355	27,144

Cash, cash equivalents and restricted cash at the end of the period	$180,148	$27,416

Non-cash transactions:

Purchase and sale of property and equipment, internal-use software, and intangible asset in credit	$814	$75

Issuance of common shares and warrant with respect to business combination	$-	$3,799

Conversion of warrants to common stock upon initial public offering	$70,677	$-

Conversion of convertible and redeemable convertible preferred stock to common stock upon initial public offering	$161,261	$-

Unpaid deferred offering costs	$626	$-

Adjusted EBITDA (USD in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(USD in thousands)
Net loss	$(25,150)	$(6,434)	$(43,425)	$(22,424)
Financial expenses, net (a)	17,780	1,525	18,432	12,809
Provision for income taxes	1,497	498	4,749	2,404
Depreciation and amortization	594	1,082	1,795	3,177
EBITDA	(5,279)	(3,329)	(18,449)	(4,034)
Non-cash stock-based compensation expense	3,736	1,033	12,910	2,829
Abandonment costs (b)	-	3,969	-	3,969
Gain on sale of property and equipment (c)	(757)	-	(757)	-
Other operating expenses (d)	-	-	1,724	-
Adjusted EBITDA	$(2,300)	$1,673	$(4,572)	$2,764

(a)
The three months ended September 30, 2021 and 2020, and the nine months ended September 30, 2021 and 2020 include $16,822, $0, $15,046 and $10,034 respectively, of remeasurement of warrants to fair value, and $766, $1,037, $2,228 and $3,062 of interest expenses.

(b)
The three and nine months ended September 30, 2020 includes a $3,969 one-time expense related to the abandonment of data center equipment in connection with our transition to a public cloud infrastructure.

(c)	The three and nine months ended September 30, 2021 includes a one-time gain on sale of data center equipment in connection with our transition to a public cloud infrastructure.

(d)
The three and nine months ended September 30, 2021 include other operating expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement for our initial public offering.

Reported KPIs

	For the Three Months Ended September 30,
	2021	2020
	(dollar amounts in thousands)
Annualized Recurring Revenue	$151,704	$107,270
Net Dollar Retention Rate	117%	111%
Remaining Performance Obligations	$162,316	$130,735